Exhibit 10.35

ALERIS CORPORATION

2010 EQUITY INCENTIVE PLAN

TO:

FROM:	Aleris Corporation

RE:	Form of Amendment to Option Award Agreement

DATE:

On             , 20    , you were granted an Option to purchase shares of common stock of Aleris Corporation, fka Aleris Holding Company (the “Company”) and issued an Award Agreement, which you subsequently signed and accepted. The Option was granted under the Company’s 2010 Equity Incentive Plan (the “Plan”), a copy of which was attached to the Award Agreement. We are amending your Award Agreement by issuing this Amendment      in order to reflect adjustments made by a special committee of the Board of Directors of the Company, pursuant to the terms of the Plan, in light of the $         cash dividend that the Company issued on             , 20     to stockholders of record of the Company’s common stock as of             , 20    . Your Option remains subject in all respects to the terms and conditions of the Plan and the Award Agreement, as amended by this Amendment     .

A.	The second sentence of Section 1 is amended to read in its entirety as follows: A portion of the Stock Option is granted at the exercise price per share of (a) $ (the “FMV Stock Option”), (b) $ (the “Premium Stock Option”) and (c) $ (the “Super Premium Stock Option”), in each case as set forth on Exhibit A hereto.

B.	Exhibit A to the Stock Option Agreement is amended to read as follows:

	Number of Shares	Exercise Price
[FMV Stock Option/ Premium Stock Option/ Super-Premium Stock Option]		$
TOTAL NUMBER OF SHARES

C.	For the avoidance of doubt, the adjusted number of shares underlying your FMV Stock Options, Premium Stock Options, and Super-Premium Stock Options, as applicable and as set forth in Exhibit A, as amended above, will apply to those [FMV Stock Options/Premium Stock Options/Super-Premium Stock Options] that are vested and unvested as of the date of this Amendment.

D.	This Amendment is being made in accordance with the Adjustment of Shares and Amendment provisions of the Plan.

E.	With the exception of the modifications set forth in this Amendment , all other provisions of the Award Agreement shall remain unchanged, and in full force and effect.

Sincerely,

[Company Representative]
Title: